Registration No. __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FOCUS ENHANCEMENTS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                              04-3144936
(State or Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)
                                   Brett Moyer
                      President and Chief Executive Officer
                            FOCUS Enhancements, Inc.
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                          Jerrold F. Petruzzelli, Esq.
                            Gregory A. Gehlmann, Esq.
                          Manatt Phelps & Phillips, LLP
                          1501 M Street, NW, Suite 700
                              Washington, DC 20005
                                 (202) 463-4334

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                       ---------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                         Proposed Maximum    Proposed Maximum
                                                         Amount to        Offering Price    Aggregate Offering       Amount of
 Title of Each Class of Securities to be Registered    Be Registered       Per Share(1)           Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share, including
underlying warrants                                          270,000(2)           1.25(2)          $337,500(2)         $31.05(2)
===================================================================================================================================

(1) The Common Stock being registered consists of 270,000 shares issuable upon exercise of common stock purchase warrants issued in three separate transactions as payment for the provision of services to the Registrant.

(2) The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 by taking the average of the bid and asked prices of the registrant's Common Stock, $0.01 par value per share, on September 23, 2002 as reported on the NASDAQ SmallCap Market.

                  --------------------------------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell their securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, Dated October 4, 2002

PROSPECTUS

                            FOCUS ENHANCEMENTS, INC.
                         270,000 Shares of Common Stock

         This prospectus relates to the registration for resale of 270,000 shares of common stock, $.01 par value per share ("common stock"), of Focus Enhancements, Inc., a Delaware corporation.

         Our filing of the registration statement, of which this prospectus is a part, is intended to satisfy our obligations to the selling shareholders identified in this prospectus to register for resale shares issued to them. The selling shareholders obtained warrants to purchase shares of our common stock in three distinct and separate transactions for services they provided to us.

         Pursuant to this prospectus, the selling shareholders may sell some or all of the shares they hold through ordinary brokerage transactions, directly to market makers of our shares, or through any of the other means described in the "Plan of Distribution" section of this prospectus, beginning on page 10 of this prospectus. Other than funds received upon the exercise of warrants, the selling shareholders, and not us, will receive all of the proceeds from any sales of the shares, less any brokerage or other expenses of the sale incurred by them.

         We will pay all registration expenses including, without limitation, all Securities and Exchange Commission and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of our outside counsel in connection with this offering, but the selling shareholders will pay all selling expenses including, without limitation, any underwriters' or brokers' fees or discounts relating to the shares registered hereby, or the fees or expenses of separate counsel to the Selling shareholders.

         Each selling shareholder may be deemed to be an "Underwriter" as such term is defined in the Securities Act of 1933, and any commissions paid or discounts or concessions allowed to any such person and any profits received on resale of the securities offered hereby may be deemed to be underwriting compensation under the Securities Act.

         Our common stock is listed on the NASDAQ SmallCap Market with the ticker symbol: "FCSE." On September 23, 2002, the closing price of one share of our common stock on the NASDAQ SmallCap Market was $1.25. Our principal executive offices are located at 1370 Dell Avenue, Campbell, California 95008, and our telephone number is (408) 866-8300.

                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

         Investing in our common stock involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 3 of this prospectus.

                             ----------------------

                The date of this prospectus is __________, 2002.

                           FORWARD LOOKING STATEMENTS

         From time to time, information provided by Focus Enhancements Inc. ("Focus') or statements made by its employees may contain "forward looking" information within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words or phrases such as "believe", "plan", "expect", "intend", "anticipate", "estimate", "project", "forecast", "may increase", "may fluctuate", "may improve" and similar expressions or future or conditional verbs such as "will", "should", "would", and "could". These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, opportunities and expectations regarding technologies, anticipated performance or contributions from new and existing employees, projections of future performance, possible changes in laws and regulations, potential risks and benefits arising from the implementation of our strategic and tactical plans, perceived opportunities in the market, potential actions of significant stockholders and investment banking firms, and statements regarding our mission and vision. Our actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements due to a wide range of factors. Factors that may cause such differences include, without limitation, the availability of capital to fund our future cash needs, reliance on major customers, history of operating losses, limited availability of capital under credit arrangements with lenders, market acceptance of our products, technological obsolescence, competition, component supply problems and protection of proprietary information, as well as the accuracy of our internal estimates of revenue and operating expense levels. Each forward looking statement should be read in conjunction with the "Risk Factors" included in this prospectus and the consolidated financial statements and notes thereto, together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our periodic reports filed with the SEC. We do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                                  RISK FACTORS

         You should carefully consider the following risks relating to our business and our common stock, together with the other information described elsewhere in this prospectus. If any of the following risks actually occur, our business, results of operations and financial condition could be materially affected, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Related to Our Business

We have a long history of operating losses.

         As of June 30, 2002, we had an accumulated deficit of $58,532,000. We incurred net losses of $3,166, 000, $6,658,000 and $12,029,000 for the six
months ended June 30, 2002 and the years ended December 31, 2001 and 2000, respectively. There can be no assurance that we will become profitable. Additionally, our auditors have included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2001 with respect to uncertainties about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

We may need to raise additional capital which will result in further dilution of existing and future stockholders.

         Historically, we have met our short-and long-term extra cash needs through debt and the sale of common stock in private placements because cash flow from operations has been insufficient to fund our operations. Set forth below is information regarding net proceeds received recently:

                               Private Offerings Of     Issuance of      Exercise of Stock
                                  Common Stock             Debt        Options and Warrants
                                  ------------             ----        --------------------
First six months 2002              $2,435,000                   --               $186,000
Fiscal 2001                                --           $2,650,000               $199,000
Fiscal 2000                        $1,284,000           $2,363,000             $1,121,000

         Future capital requirements will depend on many factors, including cash flow from operations, continued progress in research and development programs, competing technological and market developments, and our ability to market our products successfully. If we require additional equity or debt financing in the future, there can be no assurance that sufficient funds will be raised. Moreover, any equity financing or convertible debt would result in dilution to our then-existing stockholders and could have a negative effect on the market price of our common stock. Furthermore, any additional debt financing may result in higher interest expense.

         In the event we are unable to raise additional capital, we may not be able to fund our operations which could result in the inability to execute our current business plan.

We have a significant amount of convertible securities that will dilute existing shareholders upon conversion.

         At June 30, 2002, we had 35,606,907 and 1,904 shares of common and preferred shares issued and outstanding, respectively, and 1,470,219 warrants and 6,252,357 options that are exercisable into shares of common stock. The 1,904 shares of preferred stock are convertible into 1,904,000 shares of our common stock. We also may issue additional shares in acquisitions and may grant 942,983 additional stock options to our employees, officers, directors and consultants under our current stock option plans.

         In addition, at June 30, 2002, the Company was obligated under certain circumstances, to issue up to 1,352 shares of preferred stock upon the conversion of $1,774,000 debt and accrued interest.

We are dependent upon a significant stockholder to meet our interim financing needs.

         We have relied upon the ability of Carl Berg, a director and significant owner of our common stock for interim financing needs. As of June 30, 2002, we had an aggregate of approximately $4.1 million in debt outstanding to Mr. Berg. There can be no assurances that Mr. Berg will continue to provide such interim financing should we need additional funds.

We rely on certain vendors for a significant portion of our manufacturing.

         Over 50% of the components for our products are manufactured on a turnkey basis by four vendors, Furthertech Company, Ltd., Sicon International, Samsung Semiconductor Inc., and Asemtec Corporation. In addition, certain of products are assembled by a single vendor in Mexico. If these vendors experience production or shipping problems for any reason, we in turn could experience delays in the production and shipping of our products, which would have an adverse effect on our results of operations.

We are dependent on our suppliers.

         We purchase all of our parts from outside suppliers and from time to time experience delays in obtaining some components or peripheral devices. Additionally, we are dependent on sole source suppliers for certain components. There can be no assurance that labor problems, supply shortages or product discontinuations will not occur in the future which could significantly increase the cost, or delay shipment, of our products, which in turn could adversely affect our results of operations.

We rely on sales to a few major customers for a large part of our revenues.

         One customer accounted for 13% of total revenue for the quarter ended June 30, 2002. In addition, two customers accounted for 53% of our total accounts receivable at June 30, 2002. We do not have long-term contracts requiring any customer to purchase any minimum amount of products. There can be no assurance that we will continue to receive orders of the same magnitude as in the past from existing customers or we will be able to market our current or proposed products to new customers. Loss of any major customer would have a material adverse effect on our business as a whole. Furthermore, many of our products are dependent upon the overall success of our customer's product, over which we often have no control.

Our products may become obsolete very quickly.

         The computer peripheral markets are characterized by extensive research and development and rapid technological change resulting in short product life cycles. Development by others of new or improved products, processes or technologies may make our products or proposed products obsolete or less competitive. We must devote substantial efforts and financial resources to enhance our existing products and to develop new products. There can be no assurance that we will succeed with these efforts.

We may not be able to protect our proprietary information.

         We have a total of eight patents issued, of which five relate to our PC-to-TV video-graphics products. We treat our technical data as confidential and rely on internal non-disclosure safeguards, including confidentiality agreements with employees, and on laws protecting trade secrets, to protect our proprietary information. There can be no assurance that these measures will adequately protect the confidentiality of our proprietary information or prove valuable in light of future technological developments.

Delays in product development could adversely affect our market position or customer relationships.

         We have experienced delays in product development in the past and may experience similar delays in the future. Given the short product life cycles in the markets for our products, any delay or unanticipated difficulty associated with new product introductions or product enhancements could cause us to lose customers and damage our competitive position. Prior delays have resulted from numerous factors, such as:

         o changing product specifications; difficulties in hiring and retaining necessary personnel;

         o difficulties in reallocating engineering resources and other resource limitations;

         o        difficulties with independent contractors;

         o        changing   market   or   competitive   product   requirements;
                  unanticipated engineering complexity;

         o        undetected errors or failures in software and hardware; and

         o        delays in the acceptance or shipment of products by customers.

If we are unable to respond to rapid technological change in a timely manner, then we may lose customers to our competitors.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our products. Our industry is characterized by rapid technological change, changes in user and customer requirements and preferences and frequent new product and service introductions. If competitors introduce products and services embodying new technologies, or if new industry standards and practices emerge, then our existing proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

         o both license and internally develop leading technologies useful in our business;

         o        enhance our existing technologies;

         o        develop  new   services  and   technology   that  address  the
                  increasingly sophisticated and varied needs of our prospective customers; and

         o        respond  to  technological   advances  and  emerging  industry
                  standards and practices on a cost-effective and timely basis.

         To develop our proprietary technology entails significant technical and business risks. We may use new technologies ineffectively, or we may fail to adapt our proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, then our customers may forego the use of our services and use those of our competitors.

We typically operate without a significant amount of backlog.

         We typically operate with a small amount of backlog. Accordingly, we generally do not have a material backlog of unfilled orders, and revenues in any quarter are substantially dependent on orders booked in that quarter. Any significant weakening in current customer demand would therefore have and has had in the past an almost immediate adverse impact on our operating results.

In the past, our common stock has not met the minimum levels to remain listed on the Nasdaq SmallCap Market. If we were to be delisted, it could make trading in our stock more difficult.

         Our common stock is traded on the Nasdaq SmallCap Market. There are various quantitative listing requirements for a company to remain listed on the Nasdaq SmallCap Market.

         o We must maintain stockholders' equity of $2,500,000. At June 30, 2002, we had total stockholders' equity of $5.8 million. To the extent we continue losing money and do not raise additional capital, our stockholders' equity will be reduced.

         o We are required to maintain a minimum bid price of $1.00 per share for our common stock. The closing price of our common stock on June 30, 2002 was $1.38. On September 23, 2002, the closing price of our common stock was $1.25.

         If we fail these Nasdaq SmallCap requirements in the future, our common stock could be delisted, eliminating the only established trading market for shares of our common stock. Any sales of our common stock at a discount to market may reduce the trading price of our common stock to a level below the Nasdaq minimum bid price requirement.

         In the event we are delisted from Nasdaq, we would be forced to list our shares on the OTC Electronic Bulletin Board or some other quotation medium, such as pink sheets, depending on our ability to meet the specific listing requirements of those quotation systems. As a result an investor might find it more difficult to dispose of, or to obtain accurate price quotations for, our shares. Delisting might also reduce the visibility, liquidity, and price of our common stock.

Our common stock price is volatile.

         The market price for our common stock is volatile and has fluctuated significantly to date. For example, between July 1, 2001 and June 30, 2002, the per share price of our stock has fluctuated between $0.82 and $2.18 per share, closing at $1.38 at June 30, 2002. The trading price of our common stock is likely to continue to be highly volatile and subject to wide fluctuations in response to factors including, but not limited to, the following:

         o actual or anticipated variations in our quarterly operating results;

         o announcements of technological innovations, new sales formats or new products or services by us or our competitors;

         o        changes in financial estimates by securities analysts;

         o changes in the economic performance and/or market valuations of other multi-media, video scan companies;

         o announcements by us of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

         o        additions or departures of key personnel; and

         o        sales  of  common   stock  or  issuance   of  other   dilutive
                  securities.

         In addition, the securities markets have experienced extreme price and volume fluctuations, and the market prices of the securities of technology companies have been especially volatile. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market price of stock, many companies have been the object of securities class action litigation, including us. If we are sued again in a securities class action, then it could result in additional substantial costs and a diversion of management's attention and resources.

Risks Related to Our Industry

International sales are subject to significant risk.

         Our revenues from outside the United States are subject to inherent risks related thereto, including currency rate fluctuations, the general economic and political conditions in each country. There can be no assurance that the economic crisis and currency issues currently being experienced in certain parts of the world will not reduce demand for our products and therefore have a material adverse effect on our revenue or operating results.

Our businesses are very competitive.

         The computer peripheral markets are extremely competitive and are characterized by significant price erosion over the life of a product. We currently compete with other developers of video conversion products and with video-graphic integrated circuit developers. Many of our competitors have greater market recognition and greater financial, technical, marketing and human resources. Although we are not currently aware of any announcements by our competitors that would have a material impact on its operations, there can be no assurance that we will be able to compete successfully against existing companies or new entrants to the marketplace.

         The video production equipment market is highly competitive and is characterized by rapid technological change, new product development and obsolescence, evolving industry standards and significant price erosion over the life of a product. Competition is fragmented with several hundred manufacturers supplying a variety of products to this market. We anticipate increased competition in the video post-production equipment market from both existing manufacturers and new market entrants. Increased competition could result in price reductions, reduced margins and loss of market share, any of which could materially and adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors in this market.

         Often our competitors have greater financial, technical, marketing, sales and customer support resources, greater name recognition and larger installed customer bases than we possess. In addition, some of our competitors also offer a wide variety of video equipment, including professional video tape recorders, video cameras and other related equipment. In some cases, these competitors may have a competitive advantage based upon their ability to bundle their equipment in certain large system sales.

The energy crisis in the State of California could adversely effect our operations.

         The  western  United  States  (and   California  in   particular)   has
experienced  repeated  episodes  of  diminished   electrical  power  supply  and
fluctuating energy costs. This has resulted in uncertainty regarding the settlement of the various financial components of the crisis. These financial components include a potential adverse impact on the State of California's general fund, the determination of which energy customers will bear what cost burdens, and the resolution of the financial status of the two largest utilities in the State.

         We remain concerned about the potential impact of California's energy crisis upon our operations and the financial condition of our customers and suppliers in California. Furthermore, our California offices at this time do not have backup generators, and hence we would need to curtail our operations in the event of an electricity brown-out or black-out.

We are exposed to general economic conditions that have resulted in significantly reduced sales levels. If such adverse economic conditions were to continue or worsen, our business, financial condition and operating results could be adversely impacted.

         If the adverse economic conditions in the United States and throughout the world economy continue or worsen, we may experience a material adverse impact on our business, operating results, and financial condition. We continue to take actions and charges to reduce our cost of sales and operating expenses in order to address these adverse conditions. A prolonged continuation or worsening of sales trends may require additional actions and charges to reduce cost of sales and operating expenses in subsequent quarters. We may be unable to reduce cost of sales and operating expenses at a rate and to a level consistent with such a future adverse sales environment. If we must undertake further expense reductions, we may incur significant incremental special charges associated with such expense reductions that are disproportionate to sales, thereby adversely affecting our business, financial condition and operating results. Continuing weakness in the economy could decrease demand for our products, increase delinquencies in payments and otherwise have an adverse impact on our business.

Recent corporate bankruptcies, accounting irregularities, and alleged insider wrong doings have negatively affected general confidence in the stock markets and the economy, further depressing the stock market and causing the U.S. Congress to enact sweeping legislation.

         In an effort to address these growing investor concerns, the U.S. Congress passed, and on July 30, 2002, President Bush signed into law, the Sarbanes-Oxley Act of 2002. This sweeping legislation primarily impacts investors, the public accounting profession, public companies, including corporate duties and responsibilities, and securities analysts. Some highlights include establishment of a new independent oversight board for public accounting firms, enhanced disclosure requirements for public companies and their insiders, required certification by CEO's and CFO's of SEC financial filings, prohibitions on certain loans to offices and directors, efforts to curb potential securities analysts' conflicts of interest, forfeiture of profits by certain insiders in the event financial statements are restated, enhanced board audit committee requirements, whistleblower protections, and enhanced civil and criminal penalties for violations of securities laws. It is difficult to predict the impact of such legislation, however it will increase the costs of securities law compliance for publicly traded companies such as Focus.

                            FOCUS ENHANCEMENTS, INC.

         Founded in 1991, FOCUS Enhancements, Inc. is a leading designer of world-class solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, we design, develop, and market video solutions in two distinct markets: advanced, proprietary video conversion ICs (Integrated Circuits) and affordable, high quality, digital-video conversion and video production equipment. Semiconductor (Integrated Circuit) products include designs for PCs, Game Cards, Internet TV, set-top boxes, Internet appliances, and interactive TV applications, and they are sold directly to Original Equipment Manufacturers
(OEMs). Our complete line of video presentation and video production devices are sold globally through resellers and distributors to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and Home Theater markets.

         Our main address is 1370 Dell Avenue, Campbell, California 95008 and our telephone number is (408) 866-8300. Our Web site is located at http://www.Focusinfo.com. Information contained in our Web site is not part of this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data for each of the years ended December 31, 2001, 2000 and 1999 have been derived from our audited consolidated financial statements. The selected consolidated financial data for the three months ended March 31, 2002 and 2001 and for the six months ended June 30, 2002 and 2001 have been derived from our unaudited consolidated financial statements and reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of our management, are considered necessary for a fair presentation of the results for the periods covered. This data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                                   Years ended December 31,
                                             ----------------------------------
                                               2001         2000         1999
                                             --------     --------     --------
                                           (in thousands, except per share amounts)
Statement of operations  data:
Net revenue                                  $ 23,308     $ 15,233     $ 17,183
Net loss                                     $ (6,658)    $(12,029)    $ (1,480)
Loss per common share - basic and diluted    $  (0.21)    $  (0.48)    $  (0.08)

Balance sheet data:
Total assets                                 $ 18,097     $  9,781     $ 15,015
Long-term obligations                        $  4,057     $  2,528     $    428

                                                    Three months                Six months
                                                   ended March 31,            ended June 30,
                                              ----------------------      ----------------------
                                                2002          2001          2002          2001
                                              --------      --------      --------      --------
                                                  (in thousands, except per share amounts)
Income statement data:
Net revenue                                   $  4,758      $  5,009      $  9,270      $ 11,498
Net loss                                      $ (1,654)     $ (2,724)     $ (3,166)     $ (3,767)
Loss per common share - basic and diluted     $  (0.05)     $  (0.09)     $  (0.09)     $  (0.12)

Balance sheet data:
Total assets                                  $ 15,365      $ 20,337      $ 14,075      $ 20,435
Long-term obligations                         $  3,902      $  4,486      $  3,891      $  3,638

         The following table provides pro forma results for the years ended December 31, 2001, 2000 and 1999 and for the three months ended March 31, 2001 and six months ended June 30, 2001, as if the non-amortization provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which we adopted on January 1, 2002, had been applied.

                                                                   Years ended December 31,
                                                            --------------------------------------
In thousands, except per share amounts                        2001           2000           1999
                                                            -------        --------        -------
Reported net loss                                           $(6,658)       $(12,029)       $(1,480)
Adjustments:
Goodwill amortization                                       $ 1,893        $    287        $   171
Adjusted net loss                                           $(4,765)       $(11,742)       $(1,309)
Reported loss per common share - basic and diluted          $ (0.21)       $  (0.48)       $ (0.08)
Adjustments:
Goodwill amortization                                       $  0.06        $   0.01        $  0.01
Adjusted loss per common share - basic and diluted          $ (0.15)       $  (0.47)       $ (0.07)

                                                         Three months         Six months
                                                        ended March 31,      ended June 30,
In thousands, except per share amounts                        2001               2001
                                                         --------------      -------------
Reported net loss                                          $  (2,724)          $  (3,767)
Adjustments:
Goodwill amortization                                      $     467           $     396
Adjusted net loss                                          $  (2,257)          $  (3,371)
Reported loss per common share - basic and diluted         $   (0.09)          $   (0.12)
Adjustments:
Goodwill amortization                                      $    0.02           $    0.01
Adjusted loss per common share - basic and diluted         $   (0.07)          $   (0.11)

                                 USE OF PROCEEDS

         The warrants entitle some of the selling shareholders to purchase up to an aggregate of 270,000 shares of our common stock. The conversion price of the warrants is between $1.35 and $1.50 per share. We will receive the proceeds of any exercise of the warrants, which it will use for general corporate purposes. If all warrants are exercised, we will receive gross proceeds of $397,500. There can be no assurances that any of the warrants will be exercised.

         However, all net proceeds from the sale of the Focus shares being offered under this prospectus will go to the selling shareholders. Accordingly, we will not receive any proceeds from sales of these shares. We are paying the expenses of registration of the shares being offered under this prospectus.

                                    DILUTION

         If all of the shares being offered pursuant to this prospectus are sold after the exercise of warrants, our shareholders will be diluted by less than one percent.

                              SELLING SHAREHOLDERS

         The following table sets forth: (i) the number of shares of Focus common stock beneficially owned by each selling shareholder as of September 23, 2002 and (ii) the number of shares of Focus common stock to be offered hereby by each selling shareholder. The information set forth below is based on information provided by each selling shareholder.

                                                  Common Stock Beneficially Owned      Number of
                                                        Prior to Offering               Shares
        Name of Selling Shareholder (1)            Number            Percent (2)       Offered
        -------------------------------            ------            -----------       --------
FutureWorks, Inc.                                    --                  --             20,000(3)
Lippert/Heilshorn & Associates, Inc.                 --                  --             50,000(4)
Crestline Consultancy Ltd.                           --                  --            200,000(5)
                                                                                       -------
                                                                                       270,000
                                                                                       =======

*        Less than one percent.

(1) Such persons have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)      Based on 36,125,769 total shares outstanding as of September 23, 2002.

(3)      Shares to be sold upon exercise of warrants at $1.50 per share.

(4)      Shares to be sold upon exercise of warrants at $1.35 per share.

(5)      Shares to be sold upon the exercise of warrants at $1.50 per share.

         FutureWorks, Inc. FutureWorks is engaged in the business of marketing and public relations for technology companies. FutureWorks designs and delivers marketing and PR campaigns for Focus Enhancements. FutureWorks, a sole proprietorship, is headquartered at 2375 Zanker Road, Suite 200, San Jose, California 95131. Investment decisions for FutureWorks are made by the company's principal, Brian Solis. The shares were issued in connection with marketing services.

         Lippert/Heilshorn & Associates, Inc. Lippert/Heilshorn is a New York based financial communications firm representing nearly 100 emerging growth companies. The agency is located at 800 Third Avenue, New York, NY. The agency is currently retained by the Company for professional services. The shares were issued in connection with investor relation services.

         Crestline Consultancy Ltd. Crestline is a general consulting business located at 108-110 Finchley Road, 5th Floor, London, England. The shares were issued in connection with European investor relation services.

         We are registering the Offered Shares for resale in accordance with certain registration rights granted the selling shareholders. We will pay all registration expenses including, without limitation, all the SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of our outside counsel in connection with this offering, but the selling shareholders will pay all selling expenses including, without limitation, any underwriters' or brokers' fees or discounts relating to the shares registered hereby, or the fees or expenses of separate counsel to the selling shareholders.

         Other than disclosed in this prospectus, no selling shareholder has had any position, office or other material relationship with us during the past three years.

         One or more of the selling shareholders identified above may choose to donate or transfer as gifts some or all of the shares that may otherwise be sold directly by the selling shareholder or the selling shareholder may choose to transfer some or all of these shares for no value to one or more affiliated persons. If any of the shares are so transferred by any of the selling shareholders listed above, then the persons who receive the shares would constitute additional selling shareholders under this prospectus.

                              PLAN OF DISTRIBUTION

         The selling shareholders may offer their shares at various times in one or more of the following transactions:

o        on the NASDAQ SmallCap Market

o on any United States securities exchange where our common stock may be listed in the future

o        in the over the counter market

o        in privately negotiated transactions directly with purchasers

o        in a combination of any of the above transactions

         The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

         The selling shareholders may also pledge shares to broker-dealers or other financial institutions, and, upon a default relative to any selling shareholder who has so pledged any such shares, the broker-dealer or other financial institution holding the pledged shares may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         In effecting sales, brokers, dealers or agents engaged by any selling shareholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated prior to the sale. Any such selling shareholder and such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. One or more of the selling shareholders may indemnify broker-dealers that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934 may apply to sales of common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed each of them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, and discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

         We will not receive any of the proceeds from the selling shareholders' sale of our common stock. This registration statement will remain effective until the earlier of (a) the date when all of the shares registered by this registration statement have been distributed to the public or (b) the date when the selling shareholders may sell all of the shares registered by this registration statement in any three month period pursuant to Rule 144 of the Securities Act (or such successor rule as may be adopted by the SEC).

                          DESCRIPTION OF CAPITAL STOCK

General

         We are authorized to issue up to 50,000,000 shares of common stock, $.01 par value per share, and 3,000,000 shares of preferred stock, $.01 par value per share. As of September 23, 2002, 36,125,769 shares of common stock and 1,904 shares of convertible preferred stock were issued and outstanding. All of the outstanding capital stock is, and will be, fully paid and non-assessable.

Common Stock

         Holders of common stock are entitled to one vote per share. All actions submitted to a vote of stockholders are voted on by holders of common stock voting together as a single class. Holders of common stock are not entitled to cumulative voting in the election of directors.

         Holders of common stock are entitled to receive dividends in cash or in property on an equal basis, if and when dividends are declared on the common stock by our board of directors, subject to any preference in favor of outstanding shares of preferred stock, if there are any.

         In the event of liquidation of our company, all holders of common stock will participate on an equal basis with each other in our net assets available for distribution after payment of our liabilities and payment of any liquidation preferences in favor of outstanding shares of preferred stock.

         Holders of common stock are not entitled to preemptive rights and the common stock is not subject to redemption.

         The rights of holders of common stock are subject to the rights of holders of any preferred stock that we designate or have designated. The rights of preferred stockholders may adversely affect the rights of the common stockholders.

Preferred Stock

         Our board of directors has the ability to issue up to 3,000,000 shares of preferred stock in one or more series, without stockholder approval. The board of directors may designate for the series:

         o        the number of shares and name of the series,

         o the voting powers of the series, including the right to elect directors, if any,

         o        the dividend rights and preferences, if any,

         o        redemption terms, if any,

         o liquidation preferences and the amounts payable on liquidation or dissolution, and

         o the terms upon which such series may be converted into any other series or class of our stock, including the common stock and any other terms that are not prohibited by law.

         It is impossible for us to state the actual effect it will have on common stock holders if the board of directors designates a new series of preferred stock. The effects of such a designation will not be determinable until the rights accompanying the series have been designated. The issuance of preferred stock could adversely affect the voting power, liquidation rights or other rights held by owners of common stock or other series of preferred stock. The board of directors' authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our company, and could discourage any such attempt. We have no present plans to issue any additional shares of preferred stock.

Series B Preferred Stock

         On April 24, 2001, the board of directors of Focus adopted a Certificate of Designation whereby a total of 2,000 shares of Series B Preferred Stock, $0.01 par value per share, are reserved for issuance in connection with the convertible note issued by us to Carl Berg. Each share has a liquidation preferred in the amount of $1,190.48 plus all accrued or declared but unpaid dividends. Cash dividends on the stock are non-cumulative and are paid at the option of the board of directors. If paid, the rate shall be seven percent per annum. The board does not presently intend to pay dividends on the stock. At the option of the holder, each share is convertible into 1,000 shares of our common stock.

         On May 1, 2001, Carl Berg converted approximately $2.3 million of debt and accrued interest currently owed by Focus to Mr. Berg into approximately 1,904 shares of convertible preferred stock based on the estimated fair value of the preferred stock as of May 1, 2001, the date on which the related subscription agreement was executed.

Options and Warrants

         As of September 23, 2002, 6,756,026 options for shares were outstanding under our approved stock option plans and 215,702 shares were available for future grants under our stock option plans. We have also issued or are required to issue warrants totaling 1,134,569 common stock shares. Of that number of warrants, 270,000 are covered by this prospectus and are described elsewhere herein.

         Holders of options and warrants do not have any of the rights or privileges of our stockholders, including voting rights, prior to exercise of the options and warrants. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options and warrants.

                                  LEGAL MATTERS

         Manatt, Phelps & Phillips L.L.P., Los Angeles, California, will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities, unless we indicate otherwise in a prospectus supplement.

                                     EXPERTS

         The financial statements and the related financial statement schedules as of December 31, 2001 and for the year then ended incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern), which is incorporated by reference herein , and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements for the year ended December 31, 2000 and incorporated in this prospectus by reference from our Annual Report on Form 10-KSB have been audited by Wolf & Company, P.C., independent certified public accountants.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         This prospectus provides you with a general description of the common stock being registered. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the exhibits and schedules filed with our registration statement. You may obtain copies of the registration statement and the exhibits and schedules to the registration statement as described above.

         Statements contained herein as to the contents of any contract or any other document referred to are not necessarily complete, and where such contract or other document is an exhibit to a document we have filed with the SEC, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is now made.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

            Our SEC Filings (File No. 1-11860)                             Period Covered or Date of Filing
            ----------------------------------                             --------------------------------
Annual Report on Form 10-KSB.                                    Year ended December 31, 2001 filed on April 1, 2002.

Quarterly Report on Form 10-QSB.                                 Quarterly Periods ended March 31, 2002 and June 30,
                                                                 2002 filed on May 15, 2002 and August 14, 2002,
                                                                 respectively.

Current Reports on Form 8-K.                                     Filed on August 27, 2002 and August 23, 2002.

All subsequent documents filed by us under Sections 13(a),       After the date of this prospectus.
13(c), 14 or 15(d) of the Exchange Act of 1934, until such
date as this registration statement is no longer
effective, pursuant to the terms hereof.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                            Focus Enhancements, Inc.
                                1370 Dell Avenue
                           Campbell, California 95008
                          Attention: Investor Relations
                              Phone: (408) 866-8300

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         The Delaware General Corporation Law and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Focus pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement that may have a later date. The selling shareholders are not making an offer of the common stock in any state where the offer is not permitted.

         TABLE OF CONTENTS                             FOCUS ENHANCEMENTS, INC.

                                            Page
Forward Looking Statements                   2
Risk Factors                                 2
Focus Enhancements, Inc.                     7            270,000 Shares of
Selected Consolidated Financial Data         8              Common Stock
Use of Proceeds                              9
Dilution                                    10
Selling Shareholders                        10
Plan of Distribution                        11
Description of Capital Stock                12
Legal Matters                               13
Experts                                     13
Where You Can Find More Information 14
Incorporation of Certain Information
  by Reference                              14           ____________________
Disclosure of Commission Position on
  Indemnification for Securities Act                         PROSPECTUS
  Liabilities                               15           ____________________


                                                           __________, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Registration Fee Under Securities Act                            $    31
Blue Sky Fees and Expenses                                       $     0
Legal Fees and Expenses                                          $ 5,000
Accounting Fees and Expenses                                     $ 5,000
Printing and Mailing Costs                                       $     0
Miscellaneous Fees and Expenses                                  $    69
                                                                 -------
Total Expenses                                                   $10,100

Item 15. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or permits a Delaware corporation to grant, indemnity to present or former directors and officers, as well as certain other persons serving at the request of the corporation in related capacities. This permitted indemnity is sufficiently broad to permit indemnification for liabilities arising under the Securities Act of 1933, including reimbursement for expenses incurred.

         The indemnification authorized under Delaware law is not exclusive and is in addition to any other rights granted to officers and directors under the Certificate of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. The registrant's Bylaws provide for the indemnification of directors, former directors and officer to the maximum extent permitted by Delaware law. The registrant's Bylaws also provide that it may purchase and maintain insurance on behalf of a director or officer against liability asserted against the director or officer in such capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16.  Exhibits.

The following documents have been previously filed as Exhibits and are incorporated herein by reference except those exhibits indicated with an asterisk which are filed herewith:

   Exhibit No.             Description
   -----------             -----------

         2.1 Agreement and Plan of Merger dated as of August 30, 2000 among Focus, Videonics, and PC Video Conversion (11)

         3.1      Second Restated certificate of incorporation of Focus (1)

         3.2 Certificate of Amendment to Second Restated certificate of Incorporation of Focus (2)

         3.3      Restated By-laws of Focus (1)

         3.4      Certificate of Designation - Series B Preferred Stock (15)

         4.1      Specimen certificate for Common Stock of Focus (1)

         4.2      Specimen  certificate  for  Redeemable  Common Stock  Purchase
                  Warrant (1)

         4.3 Form of Warrant issued to various investors pursuant to Amendment No. 1 (13)

         4.4 Form of Warrant issued to the placement agent in the March 97 Offering (13)

         4.5 Form of Warrant dated September 10, 1997 issued to designees of the placement agent (5)

         4.6 Form of Stock Purchase Warrant issued to AMRO International, S.A. (included as Exhibit A to the Common Stock and Warrants Purchase Agreement) (6)

         4.7      Stock Purchase Warrant issued to Union Atlantic, L.C. (9)

         4.8 Form of Common Stock Purchase Warrant dated January 11, 2002 issued by Focus to five Investors (17)

         4.9 Common Stock Purchase Warrant dated December 27, 2001 issued by Focus to vFinance (17)

         4.10     1997 Director Stock Option Plan (4)

         5.1      Opinion of Manatt Phelps & Phillips, LLP*

         10.11    Common  Stock  and  Warrants  Purchase   Agreement  with  AMRO
                  International, S.A. (6)

         10.12 Form of Registration Rights Agreement with AMRO International, S.A. (included as Exhibit B to the Common Stock and Warrants Purchase Agreement (6)

         10.13 Registration Rights Agreement dated as of July 29, 1998 between Focus and PC Video Conversion, Inc. (7)

         10.14 Common Stock and Warrant Purchase Agreement, as amended, with BNC Bach International Ltd., Inc. (8)

         10.15    Form  of   Registration   Rights   Agreement   with  BNC  Bach
                  International Ltd., Inc. (included as Exhibit B to the Common Stock and Warrant Purchase Agreement (8).

         10.16 Contract for services to be rendered to FOCUS Enhancements, Inc. by R.J. Falkner & Company, INC (9).

         10.17 Agreement between Union Atlantic, L.C. and FOCUS Enhancements, Inc. confirming agreement to issue warrant in exchange for fee reduction (9)

         10.18 Consulting Agreement dated March 1, 2000 between Focus and William B. Coldrick (10)

         10.19 Consulting Agreement dated May 1, 2000 between Focus and Thomas L. Massie (10)

         10.20    Consulting  Agreement dated May 1, 2000 between Focus and Gary
                  M. Cebula (10)

         10.21 Separation Agreement dated May 1, 2000 between Focus and Thomas L. Massie (10)

         10.22 Separation Agreement dated April 30, 2000 between Focus and Gary M. Cebula (10)

         10.23 Separation Agreement dated July 10, 2000 between Focus and J. Stephen Wood (11)

         10.24 Consulting Agreement dated July 10, 2000 between Focus and Red & White Enterprises, Inc. (11)

         10.25 Registration Rights Agreement dated June 9, 2000 between the investor and Focus (11)

         10.26 Registration Rights Agreement dated July 28, 2000 between Euston Investments Holdings Limited and Focus (11)

         10.27    Common Stock Warrant and Purchase Agreement dated June 9, 2000
                  (11)

         10.28    Promissory   Note,   dated   October  26,  2000,   from  Focus
                  Enhancements, Inc. to Carl Berg (12)

         10.29 Security Agreement dated October 26, 2000, between Focus Enhancements, Inc. and Carl Berg (12)

         10.30    2000 Stock Option Plan (13)

         10.31 Employment agreement between Focus Enhancements and Michael L. D'Addio (14)

         10.32 Amendment to Private Equity Line of Credit between Focus and Euston Investments Holdings Limited (14)

         10.33 Amendment No. 1 to Secured Promissory Note dated April 24, 2001 issue by Focus to Carl Berg (excludes exhibits B and C)
                  (15)

         10.34 Registration Rights Agreement dated May 1, 2001 between Focus and Carl Berg (15)

         10.35    Promissory note issued to Carl Berg dated June 29, 2001(16)

         10.36 Termination Agreement between Focus and Euston dated January 11, 2002 (17)

         10.37 Form of Common Stock and Warrant Purchase Agreement with four investors dated January 11, 2002 (17)

         10.38 Form of Registration Rights Agreement with four investors dated January 11, 2002 (17)

         10.39 Third Addendum to Lease Dated July 6, 1994, by and between H-K Associates (Lessor) and Focus (Lessee) for Premises at 1370 Dell Ave., Campbell, California

         23.1     Consent of Wolf & Company  P.C.,  independent  accountants  of
                  Focus*

         23.2     Consent of Deloitte & Touche, LLP*

-----------------
*  Included.

         1. Filed as an exhibit to Focus' Registration Statement on Form SB-2, No. 33-60248-B.

         2. Filed as an exhibit to Focus' Form 10-QSB for the period ended September 30, 1995.

         3. Filed as an exhibit to Focus' Registration Statement on Form S-3, No. 333-26911, filed with the Commission on May 12, 1997.

         4. Filed as an exhibit to Focus' Registration Statement on Form S-8, No. 333-33243, filed with the Commission on August 8, 1997.

         5.    Filed as an exhibit to Focus' Form 8-K dated September 10, 1997

         6. Filed as an exhibit to Focus' Registration Statement on Form S-3, No. 333-81177, filed with the Commission on June 21, 1999.

         7.    Filed as an exhibit to Focus' Form 10-QSB dated August 14, 1998.

         8. Filed as an exhibit to Focus' Registration Statement on Form S-3, No. 333-82163, filed with the Commission on July 2, 1999.

         9. Filed as an exhibit to Focus' Registration Statements on Form S-3, No. 333-94621, filed with the Commission on January 13, 2000.

        10.    Filed as an exhibit to Focus' Form l0-QSB dated August 21, 2000.

        11. Filed as an exhibit to Focus' Current Report on Form 8-K dated September 8, 2000.

        12. Filed as an exhibit to Focus' Current Report on Form 8-K dated October 31, 2000, as amended by Focus' Current Report on Form 8-K/A dated November 2, 2000.

        13. Filed as an exhibit to Focus' Registration Statement on Form S-4 filed on October 30, 2000 as amended.

        14. Filed as an exhibit to Focus' Registration Statement on Form SB-2 filed on February 7, 2001.

        15. Filed as an exhibit the Focus' Amendment No. 1 to Registration Statement on Form SB-2 filed on August 9, 2001.

        16. Filed as an exhibit to Focus' Form l0-QSB dated November 14, 2001.

        17. Filed as an exhibit to Focus' Amendment No. 3 to Registration Statement on Form SB-2 filed on January 23, 2002.

        18. Filed as an exhibit to Focus' Amendment No. 4 to Registration Statement on Form SB-2 filed on February 11, 2002.

        19.    Filed as an Exhibit to Focus' Form 10-QSB dated August 14, 2002.

Item 17.  Undertakings

(a)      The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a) (3) of the Securities Act;
         (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range maybe reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement as any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on October 4, 2002.

                                     FOCUS ENHANCEMENTS, INC.


                                     By: /s/ Brett Moyer
                                         ----------------------
                                         Brett Moyer
                                         President and Chief Executive Officer
                                         (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                                 Title                                     Date
  ---------                                 -----                                     ----
/s/ Brett Moyer                             President, Chief Executive                October 4, 2002
---------------------------------------      Officer and Director
Brett Moyer

/s/ Gary L. Williams                        Vice President of Finance                 October 4, 2002
---------------------------------------      & Chief Financial Officer
Gary L. Williams                             (Principal Accounting Officer)


/s/ Thomas L. Massie                        Chairman of the Board                     October 4, 2002
---------------------------------------      of Directors
Thomas L. Massie


/s/ Carl E. Berg                            Director                                  October 4, 2002
---------------------------------------
Carl E. Berg


/s/ John C. Cavalier                        Director                                  October 4, 2002
---------------------------------------
John C. Cavalier


/s/ William B. Coldrick                     Director                                  October 4, 2002
---------------------------------------
William B. Coldrick


/s/ Michael L. D'Addio                      Director                                  October 4, 2002
---------------------------------------
Michael L. D'Addio


/s/ N William Jasper, Jr.                   Director                                  October 4, 2002
---------------------------------------
N William Jasper, Jr.


/s/ Timothy E. Mahoney                      Director                                  October 4, 2002
---------------------------------------
Timothy E. Mahoney